Exhibit 99.2

The WW Group, Inc. and Affiliated Companies

Contents

Report of Independent Accountants

Financial Statements
Combined Balance Sheet

Combined Statement of Income

Combined Statement of Shareholders’ Equity

Combined Statement of Cash Flows

Notes to Combined Financial Statements

Report of Independent Accountants

To the Board of Directors of
Weight Watchers International, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of income, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of The WW Group, Inc. and Affiliated Companies (the “Company”) as of December 31, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

May 16, 2003

The WW Group, Inc. and Affiliated Companies

Combined Balance Sheet

December 31, 2002

Assets
Current assets
Cash and cash equivalents	$2,765,371
Accounts receivable, net of allowance of $337,000	821,533
Inventory	3,238,649
Prepaid expenses	492,168
Other	216,640
Total current assets	7,534,361
Property and equipment, at cost
Improvements to leased premises	5,431,905
Office furniture and equipment	5,291,342
Transportation equipment	2,899,272
Total	13,622,519
Less - accumulated depreciation and amortization	(8,742,171)
Property and equipment, net	4,880,348
Other assets
Intangible assets	17,047,906
Loans receivable - related parties	1,203,808
Investments	102,000
Other noncurrent assets	442,003
Cash surrender value of life insurance	580,231
Total other assets	19,375,948

Total assets	$31,790,657

Liabilities and Shareholders’ Equity
Current liabilities
Line of credit	$3,500,000
Debt, related party	145,000
Accounts payable	2,383,212
Accrued expenses
Payroll and payroll taxes	2,245,758
Other	691,390
Unearned revenue	2,477,598
Total current liabilities	11,442,958
Shareholders’ equity
Common stock	3,253,230
Shareholder receivables	(359,562)
Retained earnings/members’ equity	17,599,246
Accumulated other comprehensive income, cumulative translation adjustment	(145,215)
Total shareholders’ equity	20,347,699

Total liabilities and shareholders’ equity	$31,790,657

The accompanying notes are an integral part of the combined financial statements.

The WW Group, Inc. and Affiliated Companies

Combined Statement of Income

For the Year Ended December 31, 2002

Revenues
Net sales	$99,528,444
Cost of revenues	37,812,890
Gross profit	61,715,554

Operating expenses
Marketing expense	6,876,462
General and administrative	33,635,226
Total	40,511,688
Operating income	21,203,866

Other income (expense)
Interest and dividend income	256,995
Management fees, related party	160,951
Other income	(29,023)
Gain on sales of property and equipment	134,654
Interest expense	(530,474)
Total	(6,897)
Income before foreign income tax	21,196,969
Foreign income tax provision	(236,575)

Net income	$20,960,394

The accompanying notes are an integral part of the combined financial statements.

The WW Group, Inc. and Affiliated Companies
Combined Statement of Shareholders’ Equity
For the Year Ended December 31, 2002

	Common stock	Shareholder receivables	Retained earnings/ members’ equity	Cumulative translation adjustment	Total	Comprehensive income

Balance, January 1, 2002	$3,253,230	$(359,562)	$7,655,852	$(219,060)	$10,330,460
Net income	—	—	20,960,394	—	20,960,394	$20,960,394
Distributions to shareholders	—	—	(11,017,000)	—	(11,017,000)
Translation adjustment	—	—		73,845	73,845	73,845

Balance, December 31, 2002	$3,253,230	$(359,562)	$17,599,246	$(145,215)	$20,347,699	$21,034,239

The accompanying notes are an integral part of the combined financial statements.

The WW Group, Inc. and Affiliated Companies
Combined Statement of Cash Flows
For the Year Ended December 31, 2002

Cash flows from operating activities
Net income	$20,960,394
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	904,628
Gain on sales of property and equipment	(134,654)
Changes in assets and liabilities
Accounts receivable	(115,182)
Inventory	(1,214,167)
Other assets	(479,710)
Accounts payable	1,016,703
Accrued expenses	188,111
Unearned revenue	(163,839)
Net cash flows provided by operating activities	20,962,284

Cash flows from investing activities
Loans to M&L Online, L.L.C.	(381,973)
Loans to The WW Real Estate Group, L.L.C., net	(69,024)
Loans to related parties, net	72,083
Purchases of property and equipment	(2,050,013)
Proceeds from sales of property and equipment	607,993
Net cash flows used in investing activities	(1,820,934)

Cash flows from financing activities
Net payments on line of credit	(7,500,000)
Payments on long-term debt	(133,000)
Distributions to shareholders	(11,017,000)
Net cash flows used in financing activities	(18,650,000)

Effect of exchange rates on cash	(46,503)

Net increase in cash and cash equivalents	444,847

Cash and cash equivalents, beginning of year	2,320,524

Cash and cash equivalents, end of year	$2,765,371

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$530,474

Cash paid for foreign income taxes	$236,575

The accompanying notes are an integral part of the combined financial statements.

The WW Group, Inc. and Affiliated Companies
Notes to Combined Financial Statements

1.                   Summary of Significant Accounting Policies

Nature of business

The WW Group, Inc. (“WWG”) and affiliated companies offer weight loss and control programs through the operation of classroom type meetings to the general public.  WWG and affiliated companies provide these services under various franchise agreements with Weight Watchers International, Inc.  The classes are held in Michigan, Ohio, Pennsylvania, Missouri, Rhode Island, Indiana, Kentucky, Illinois, Massachusetts, New Hampshire, Vermont, West Virginia, Canada and Mexico.

Principles of combination

The financial statements of The WW Group, Inc., Cuida Kilos, S. A. de C. V. (a Mexican corporation), The WW Group, Co. (a Canadian company), The WW Group West, LLC, Bub’s Wings L.L.C., and The WW Group East, LLC (collectively, the “Company” or “Companies”) have been combined because all companies have common ownership and management.  All significant intercompany accounts and transactions have been eliminated.  The financial statements of The WW Real Estate Group, L.L.C. and M&L OnLine, L.L.C., Michigan limited liability companies owned by certain shareholders of the Companies, are not included in the combined financial statements.

Cash and cash equivalents

The Companies consider all highly liquid investments with an original maturity of 90 days or less to be cash equivalents.  Cash balances may, at times, exceed insurable amounts.  The Company believes it mitigates this risk by investing in or through major financial institutions.

Investments

In accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” investments held by the Company are classified as held to maturity securities based on management’s intent and ability to hold such securities to maturity.

Inventory

Inventories consist mainly of cookbooks, scales, snack bars, and calculators, the sale of which are ancillary to the Company’s weight control classes.  Merchandise inventories are valued at the lower of cost or market on a first-in, first-out basis.

Property and equipment

Property and equipment are stated at cost.  Depreciation and amortization are computed using the straight-line method over the following useful lives:  office furniture and equipment, 5 years; improvements to leased premises, the shorter of 5 years or the term of the lease; and transportation equipment, 3 to 5 years.  Expenditures for new facilities and improvements that substantially extend the useful life of an asset are capitalized.  Ordinary repairs and maintenance are expensed as incurred.  The cost and accumulated depreciation of assets retired or sold are eliminated from the respective accounts at the time of retirement or sale, and the resulting gain or loss is included in the results of operations for the period.

Intangible assets

Effective January 1, 2002, the Company adopted SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets”, (“SFAS No. 142”).  As a result, the Company is no longer required to amortize indefinite life goodwill and intangible assets as a charge to earnings but is required to conduct an annual review of goodwill and other intangible assets for potential impairment.

Revenue recognition

The Company earns revenue by conducting classes and selling products and aids in its classes.  Revenue is recognized when registration fees are paid, services are rendered, products are provided to customers and title and risk of loss pass to the customer.  From time to time, the Company provides various discounts to customers, including free registration offers, which are deducted from gross revenue.

Unearned revenue

Unearned revenue consists of an estimate of prepayment coupons purchased but not yet redeemed by customers and advance class payments.

Foreign currency translation

For all foreign operations, the functional currency is the local currency.  The balance sheets of The WW Group, Co. and Cuida Kilos, S. A. de C. V. have been translated to United States dollars at the respective year-end exchange rates.  Revenues and expenses for the year ended December 31, 2002 have been translated at the average exchange rate in effect during 2002.  Transaction gains and losses are included in the determination of net income.  The foreign currency translation adjustments are included in other comprehensive income in the combined statement of shareholder’s equity.

Advertising

Advertising production costs are expensed the first time the related advertising takes place.  Advertising expense for the year ended December 31, 2002 was $6,728,874.

Income taxes

The shareholders of The WW Group, Inc. have elected to treat the Company as an S Corporation.  The WW Group West, LLC, The WW Group East, LLC and Bub’s Wings L.L.C. are Limited Liability Corporations.  Accordingly, no provision has been made for these companies related to U. S. federal income taxes since such taxes, if any, will be the liability of the shareholders.

The WW Group, Co. and Cuida Kilos, S. A. de C. V. are foreign corporations which are liable for foreign taxes levied by the relevant taxing authority.

Comprehensive income

The Company’s comprehensive income consists of net income and foreign currency translation adjustments.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

2.                   Intangible Assets

The Company adopted SFAS No. 142 effective January 1, 2002, and accordingly, ceased amortization of franchise costs and goodwill at that date.  The Company performed a fair value impairment test as of December 31, 2002 on its franchise costs and goodwill which determined that no impairment loss was necessary.  As provided under SFAS No. 142, the Company evaluates its franchise costs and goodwill for impairment annually using a fair value method.

Intangible assets consist of the following at December 31, 2002:

Franchise costs	$16,109,815
Goodwill	938,091

Total	$17,047,906

3.                   Investments

At December 31, 2002, the Company’s investments consist of State of Israel bonds carried at their face value of $102,000, with varying interest rates and maturity dates.

4.                   Related Party Transactions

The WW Group, Inc. has a loan receivable of $454,498 from The WW Real Estate Group L.L.C., a Michigan limited liability company with common ownership, which earns interest at a rate of 2.78% for the year ended December 31, 2002.  Interest income of approximately $12,635 has been recognized for the year ended December 31, 2002.

The WW Group, Inc. has a loan receivable of $395,819 from M&L OnLine, L.L.C., a Michigan limited liability company with common ownership.  The loan bears interest at a rate of 2.78% for the year ended December 31, 2002.  Interest income of approximately $11,004 has been recognized for the year ended December 31, 2002.

The WW Group, Inc. also has various loans receivable totaling $713,053 from certain shareholders.  The loans are due on demand and bear interest at a rate of 2.78% for the year ended December 31, 2002.  It is not anticipated that the remaining loans will be repaid within the 12 months following December 31, 2002, and therefore, the loans have been reclassified as an offset against shareholders’ equity on the combined balance sheet.  Interest income of approximately $12,974 has been recognized for the year ended December 31, 2002.

5.                   Financing

The WW Group, Inc. has a line of credit agreement with available credit amount of $18,000,000.  After April 2003, the available credit decreases by $1,500,000 per year with the full balance due April 2006.  Interest is payable at either the bank’s prime rate or LIBOR plus a certain percent, depending upon the level of each borrowing and commitment period (the prime and LIBOR rates at December 31, 2002 were 4.25% and 1.38%, respectively).  The line of credit is collateralized by substantially all assets of the Company.

The Company’s bank financing agreement includes certain financial covenants, the most restrictive of which require the Company to maintain a minimum debt to EBITDA, debt to net worth, and restrictions on the amount of annual advances to affiliates.  The Company is in violation of the advances to affiliates covenant at December 31, 2002.

Long-term debt consists of the following at December 31:

The WW Group, Inc. loans payable to shareholders. Interest is accrued at a rate commensurate with the Internal Revenue Code applicable federal rate of 2.78% per annum at December 31, 2002. Loans are payable upon demand.	$145,000
Total	145,000
Less - current portion	145,000

Total long-term debt	$—

6.                   Income Tax

The Companies conduct business in both Canada and Mexico, and therefore, are liable for foreign taxes owed to various taxing authorities.  Foreign taxes paid were $236,575 in 2002.

7.                   Commitments

Operating leases

The Companies are obligated for annual rentals under noncancelable operating leases for meeting and office facilities as follows:

2003	$3,520,704
2004	2,840,304
2005	2,046,549
2006	1,538,047
2007	602,252
Thereafter	132,435

Total	$10,680,291

Total rent expense for 2002 is $6,058,958, which includes rental expense under the noncancelable leases, as well as the expense for meeting and office facilities leased on a month-to-month basis.  Rental expense attributable to related parties was approximately $600,000 in 2002.

Fees to franchisor

The Companies are obligated under agreements with Weight Watchers International, Inc. to pay a fee of approximately 10% of class income.  Fees to the franchisor, amounting to approximately $8,630,000, are included in cost of revenues.

8.                   Employee Benefit Plan

The WW Group, Inc. maintains a 401(k) profit sharing plan covering substantially all employees who meet certain minimum requirements.  Employees can make salary contributions to the plan up to Internal Revenue Code limits.  Matching contributions are determined at the discretion of the Board of Directors.  Employer matching contributions of approximately $81,000 were made to the plan during 2002.

9.                   Shareholders’ Equity

Common stock consists of the following at December 31, 2002:

The WW Group, Inc. Class A common stock, no par value: authorized 4,026 shares, issued and outstanding 2,174 shares	$1,331,612

The WW Group, Inc. Class B common stock, nonvoting, no par value: authorized 4,026 shares, issued and outstanding 2,558 shares	1,894,646

The WW Group, Co. Common stock, no par value: authorized 1,000 shares issued and outstanding 103 shares	24,560

Cuida Kilos, S.A. de C.V. common register stock, 6,250 shares, par value of 100 pesos: issued and outstanding 6,250 shares	2,412

Total	$3,253,230

During 2001, the Company issued shares of The WW Group, Inc., The WW Group, Co., and a 2.5% ownership interest in WW Group West, LLC to an employee.  The shares are restricted as to the ability to transfer the shares.  The restriction expires at a rate of 20% every six months beginning on July 1, 2001 through July 1, 2003.

In addition, the WW Group, Co. has authorized 36,000 shares of 6 percent noncumulative preferred stock, none of which has been issued.  The WW Group, Inc. owns 15% of the outstanding common stock of Cuida Kilos, S. A. de C. V.  The remaining shares are owned by certain shareholders of The WW Group, Inc.

Retained earnings consisted of the following at December 31:

	The WW Group, Inc.	The WW Group, Co.	The WW Group East, LLC	Cuida Kilos, S.A. de C.V.	The WW Group West, LLC	Bub’s Wings LLC	Total

Balance, December 31, 2001	$5,542,561	$969,559	$115,591	$(779,575)	$1,907,141	$(99,425)	$7,655,852

Net income (loss)	16,693,160	(248,711)	1,836,535	(188,787)	2,868,197	—	20,960,394

Distributions	(8,285,000)				(2,732,000)	—	(11,017,000)

Balance, December 31, 2002	$13,950,721	$720,848	$1,952,126	$(968,362)	$2,043,338	$(99,425)	$17,599,246

10.            Contingent Liabilities

The Company enters into a variety of agreements in the normal course of business.  Some of these agreements may contain indemnifications.  The Company provides for any estimated liabilities under these agreements.  In the opinion of management, the amount of any liability that may result with respect to these agreements will not materially affect the financial position or results of operations of the Company.

11.            Subsequent Event

On April 1, 2003, Weight Watchers International, Inc. acquired The WW Group East, L.L.C., The WW Group West, L.L.C. and certain franchises of The WW Group, Inc. for approximately $180,700,000 and an option to purchase Cuida Kilos, S.A. de C.V.